Exhibit 10.51






                               PNM RESOURCES, INC.
                             OFFICER RETENTION PLAN

                          Effective as of July 14, 2003

                           (f.k.a. PNM Resources, Inc.
                           First Restated and Amended
                            Executive Retention Plan)




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                               PNM Resources, Inc.
                             OFFICER Retention Plan


                                  INTRODUCTION
                                  ------------

         Effective December 7, 1998, Public Service Company of New Mexico established the Public Service Company of New Mexico First Restated and Amended Executive Retention Plan (the "Plan"). By an amendment dated November 27, 2002, sponsorship of the Plan was transferred to PNM Resources, Inc. (the "Company") and the Plan was renamed the "PNM Resources, Inc. First Restated and Amended Executive Retention Plan." By this instrument, the Company hereby amends and restates the Plan in its entirety and changes the name of the Plan to the "PNM Resources, Inc. Officer Retention Plan."

         The provisions of this Plan document shall be effective as of July 14, 2003 (the "Effective Date"). Except as provided in Section 3.2 (Reversion to Prior Provisions of the Plan), on and after the Effective Date, this Plan shall only apply to Officers. Those current employees who were covered by this Plan prior to the Effective Date and who are not Officers are covered by the PNM Resources, Inc. Employee Retention Plan on and after the Effective Date.

                                    ARTICLE I
                                    ---------
                                     PURPOSE
                                     -------

         1.1 General. The Company considers it essential to its best interests and the best interests of its customers and stockholders to foster the continuous employment of its key management employees. The Company also recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control may exist. The possibility of a Change in Control, and the uncertainty and the questions which it may raise among employees, may result in the departure or distraction of key management employees to the detriment of the Company and its ability to continue to provide efficient and reliable utility services to its customers.

         The Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company's key management to their assigned duties and to facilitate recruitment of future employees without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company. The Company also has concluded that one of the necessary steps is to provide competitive and fair compensation and benefits to employees terminated under these circumstances.

         The purpose of this Plan is to address these concerns for the Company's Officers, who are the sole participants. A separate plan, the PNM Resources, Inc. Employee Retention Plan, provides retention benefits for the remaining members of management and other employees.


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                                   ARTICLE II
                                   ----------
                                   DEFINITIONS
                                   -----------

         2.1 General. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section 2.1 or in the Introduction. The following words and phrases utilized in the Plan with the initial letter capitalized shall have the meanings set forth below, unless a clearly different meaning is required by the context in which the word or phrase is used:


                  (a) "Affiliate" means any member a "controlled group of corporations" (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; any member of an "affiliated service group" (within the meaning of Section 414(m)(2) of the Code) that includes the Company as a member of the group; any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and any other entity required to be aggregated with the Company pursuant to regulations issued by the United States Treasury Department pursuant to Section 414(o) of the Code.


                  (b) "Base Compensation" means the sum of the (1) Participant's highest annual salary from the Company in effect during the Protection Period,
(2) any cash award paid as a merit increase in lieu of an increase in base salary received during the twelve (12) month period immediately preceding the Participant's Termination Date and (3) the "target" Officer Incentive Plan award. Unless otherwise stated in the Officer Incentive Plan, the "target" award is fifty percent (50%) of the Participant's highest maximum award opportunity under the Officer Incentive Plan during the Protection Period.


                  (c) "Base Salary" means the Participant's highest annual salary from the Company in effect during the Protection Period.

                  (d) "Board" or "Board of Directors" means the Board of Directors of the Company. The Board may delegate its responsibilities in accordance with its standard practices and procedures.


                  (e) "Cause" means, for purposes of termination of a Participant's employment:

                      (1) The willful and continued failure of a Participant to substantially perform his or her duties with the Company after written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Participant has not substantially performed his or her duties;

                      (2) The willful failure to report to work for more than thirty (30) days; or

                      (3) The willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including acts of fraud, misappropriation, violence or embezzlement for personal gain at the expense of the Company, conviction of a felony, or conviction of a misdemeanor involving immoral acts.

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                           Cause shall not be deemed to exist on the basis of
clauses (1) or (2) if the failure results from such Participant's incapacity due to verifiable physical or Mental Illness substantiated by appropriate medical evidence. An act, or failure to act, by a Participant shall not be deemed "willful" for purposes of clause (1) or (2) if it is an anticipated or actual failure that occurs after the issuance of a Notice of Termination by the Participant due to Constructive Termination. An act, or failure to act, by a Participant shall not be deemed "willful" if done or omitted to be done by the Participant in good faith and with a reasonable belief that his or her action was in the best interests of the Company.

                      (f) "Change in Control" means any of the following:

                      (1) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 becoming directly or indirectly the "beneficial owner" as defined in Rule 13d-3 under the Securities Exchange Act, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities unless such person is, or shall be, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company;

                      (2) During any period of two (2) consecutive years, excluding any period prior to the Effective Date of this Plan, the following individuals ceasing, for any reason, to constitute a majority of the Board of
Directors:

                          (i) directors who were directors at the beginning of
such period; and

                          (ii) any new directors whose election by the Board or
nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, such new directors being referred to as "Approved New Directors."

                      For purposes of determining whether a Change in Control has occurred pursuant to this clause (2), a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (1), (3) or (4) of this section (f) shall not be considered to be an "Approved New Director."

                      (3) The shareholders of the Company approving a merger or consolidation of the Company with another company, corporation or subsidiary that is not affiliated with the Company immediately before the Change in Control provided, however, that if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, at least sixty percent (60%) of


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the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, the merger or consolidation will be disregarded; or

                      (4) The adoption of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                      Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred until: (1) any required regulatory approval, including any final non-appealable regulatory order, has been obtained and (2) the transaction that would otherwise be considered a Change in Control closes.

                  (g) "Class I Officer" means all employees with the title Chief Executive Officer (CEO), Executive Vice President (EVP), or Senior Vice President (SVP).

                  (h) "Class II Officer" means all Officers with the title Vice President (VP).

                  (i) "Code" means the Internal Revenue Code of 1986, as amended.

                  (j) "Committee" means the Benefits Governance Committee appointed by the Company.


                  (k) "Company" means PNM Resources, Inc. As used in this Plan, "Company" also means any successor to its assets, as described in Sections 2.1(e)(3) and 2.1(f)(4) (Definitions - Change in Control) that assumes and agrees to perform the Company's obligations hereunder, by operation of law or otherwise. "Company" may also include any holding company owning the Company or subsidiary of such holding company, depending on the context of the reference under this Plan.

                  (l) "Constructive Termination" means, without a Participant's express written consent, the occurrence after the commencement of the Protection Period of any of the following circumstances, subject to the exceptions and modifications below:

                      (1) A reduction in the Participant's Base Salary.

                      (2) A significant degradation in the Participant's employment status, duties or responsibilities with the Company as compared to the Participant's employment status, duties or responsibilities immediately prior to the Protection Period, or a substantial adverse alteration in the nature or status of his or her responsibilities from those in effect immediately prior to the Protection Period;

                      (3) The relocation of the Participant's principal office to a location more than fifty (50) miles from the location of such office during the Protection Period;

                      (4) The failure of the Company to obtain a timely written agreement from any successor to assume and agree to perform the Company's obligations as required by Section 7.1 (Successors). In such case, the date as of which any such succession becomes effective shall then be deemed the Termination Date;

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                      (5) Any purported Termination of the Participant's
employment by the Company which is not effected by a Notice of Termination satisfying the requirements of Section 2.1(p) (Notice of Termination) below; or

                      (6) The requirement, for continued employment with the Company, that the Participant maintain a residence more than fifty (50) miles from the location of his or her residence during the Protection Period.

                      A Participant's employment will not be deemed to be Constructively Terminated if such circumstances are fully corrected prior to the Termination Date specified in the Notice of Termination.

                      Any purported Termination as set forth in clause (5) above, which is not effected by a Notice of Termination satisfying the requirements of Section 2.1(p) (Notice of Termination) below, shall not be effective.

                      A Participant's right to terminate his or her employment due to Constructive Termination shall not be affected by his or her incapacity due to a verifiable physical or Mental Illness substantiated by appropriate medical evidence.

                      A Participant's continued employment, for a period exceeding sixty (60) days following an event that constitutes Constructive Termination shall constitute the Participant's consent to, or a waiver of rights with respect to, such Constructive Termination event. Consent to or waiver of any rights with respect to one Constructive Termination event shall not constitute a waiver of the Participant's rights with respect to any other event that constitutes Constructive Termination.

                  (m) "Disability" shall have the same meaning as provided in the Company's long-term disability plan for the provision of long-term disability benefits.

                  (n) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (o) "Mental Illness" means any disorder, other than a disorder induced by alcohol or drug abuse, which impairs the behavior, emotional reaction or thought process of a person.

                  (p) "Notice of Termination" means a notice from either the Company or a Participant, as applicable. If the termination is for Cause or based on Constructive Termination, the notice shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination of the Participant's employment. However, the Company retains its rights as an at will employer to terminate any employee at any time and for any reason.

                  (q) "Officer" means any employee of the Company with the title Chief Executive Officer (CEO), Executive Vice President (EVP), Senior Vice President (SVP), or Vice President (VP).

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                  (r) "Officer Incentive Plan" means the incentive compensation plan maintained by the Company for Officers.

                  (s) "Participant" means any Officer of the Company who has satisfied the eligibility requirements of this Plan.

                  (t) "Protection Period" means the period beginning with the date on which a Change in Control occurs and ending twenty-four (24) months after the Change in Control.

                  (u) "Termination Date" means if a Participant's employment is terminated for any reason, the date specified in the Notice of Termination. In the case of a termination for Cause, the Termination Date shall be immediately upon receipt of the Notice of Termination. In the case of involuntary termination of employment by the Company for any reason other than Cause, death or Disability, the Termination Date shall not be less than fifteen (15) days from the date the Notice of Termination is given. In the case of Constructive Termination, the Termination Date shall be not less than fifteen (15) or more than sixty (60) days from the date the Notice of Termination is given.

                  (v) "Year of Service" means a twelve (12) month period during which a Participant performs services for the Company, counting each month as one-twelfth (1/12th) of a year if the Participant was employed by the Company on any day of that calendar month. If the Participant's employment with the Company includes a break in employment, then only the Years of Service in the last period of employment will be considered Years of Service.

         2.2 Other Defined Terms. In addition to the definitions included in
Section 2.1 (Definitions) and the Introduction, other terms may be defined in the primary Plan provisions to which they are applicable.

                                  ARTICLE III
                                  -----------
                                  TERM OF PLAN
                                  ------------

         3.1 Term of Plan. The Plan is effective as of the Effective Date and shall continue in effect until terminated by the Board, subject to the limitations on termination set forth in Section 9.1 (Amendment and Termination).

         3.2 Reversion to Prior Provisions of the Plan. Pursuant to Section IX (Amendment) of the Plan document in effect prior to the Effective Date, if a Change in Control occurs within the twenty-four (24) month period following the Effective Date, the provisions of the Plan as in effect prior to the Effective Date will revive and will control with respect to determining retention benefits with respect to such Change in Control if the benefits provided by the provisions of the Plan in effect prior to the Effective Date are greater than the benefits provided under this Plan document.


                                       6
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                                   ARTICLE IV
                                   ----------
                       ELIGIBILITY FOR RETENTION BENEFITS
                       ----------------------------------

         4.1 Eligibility to Participate.

         To be eligible for benefits under this Plan, an employee must be an Officer of the Company at the beginning of the Protection Period. If a Participant's employment with the Company terminates for any reason (whether voluntary or involuntary) before the commencement of the Protection Period, he or she shall not be eligible to receive the benefits provided by this Plan. In addition, if a Participant voluntarily terminates his or her employment during the Protection Period for reasons other than those that constitute Constructive Termination, or if a Participant dies or becomes Disabled during the Protection Period, the Participant will not be entitled to receive any benefits under this Plan.

         4.2 Eligibility for Benefits.

         (a) General Rule. A Participant shall be entitled to the benefits described in Article V if such Participant's employment is terminated during the Protection Period by: (1) the Company for any reason other than Cause, death or Disability; or (2) the Participant due to Constructive Termination following the Participant's giving of a Notice of Termination to the Company. The requirement that a Notice of Termination be given by the Participant shall be waived if such Constructive Termination occurs due to the failure of the Company to obtain a written agreement from any successor to assume and agree to perform the Company's obligations under this Plan as required by Section 7.1 (Successors).

         (b) Exceptions. A Participant shall not be entitled to receive the retention benefits offered by the Plan (with the possible exception of the Officer Incentive Plan benefit referred to in Section 5.7 (Minimum Officer Incentive Plan Payout) for Participants who are not terminated), even if the Participant meets the requirements of paragraph (a), in the following circumstances:

                      (1) If a Participant's employment is Terminated or Constructively Terminated during the Protection Period, but such Participant is immediately re-employed by the surviving entity or the party acquiring the assets of Company in connection with the Change in Control, then such Participant shall not be entitled to the benefits under this Plan, unless the Company fails to obtain a written agreement from any successor to assume and agree to perform the Company's obligations under the Plan as required by Section
7.1 (Successors).

                      (2) Any Participant who without express authority actively participates in advancing a Change in Control, whether on their own behalf or on behalf of someone else, shall not be eligible for the benefits provided by this Plan. Participants who, by virtue of their position and duties with the Company, are involved in facilitating an orderly transition to a successor company shall remain eligible to receive benefits.

                      (3) If a Participant's employment is terminated or Constructively Terminated as a result of the acquisition of the Company by a holding company formed in connection with a corporate restructuring initiated by the Company, and the Participant is immediately re-employed by the Company or an affiliate of the Company, then the Participant shall not be entitled to benefits under the Plan.

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                      (4) Transfers between and within the Company and
Affiliates shall not be considered to be a termination of employment or result in the payment of benefits under this Plan unless the transfer results in a Constructive Termination.

         4.3 Release Agreement.

             (a) General. In order to receive any retention benefits under this Plan, the Participant must sign and deliver to the Company a Release Agreement containing such terms and conditions as are satisfactory to the Company, including, but not limited to, the release of any and all claims that the Participant may then have, as of the signing of such release, against the Company, its employees, officers and directors. The Participant shall generally have up to forty-five (45) days following the date the Release Agreement is given to the Participant to sign and return the Release Agreement to the Company.

             (b) Revocation of the Release Agreement. Within seven (7) calendar days after delivery of the Release Agreement to the Company by the Participant, the Participant shall be entitled to revoke the Release Agreement by returning the signed copy or counterpart original of the Release Agreement to the Company, which includes the Participant's written signature in a space provided thereon, indicating his or her decision to revoke the Release Agreement.

             (c) Impact of Revocation. The revocation of a previously signed and delivered Release Agreement pursuant to the above shall be deemed to constitute an irrevocable election by the Participant to have declined the election of retention benefits.

         4.4 No Duplication of Benefits. The right to receive any benefits under this Plan by any Participant is specifically conditioned upon such Participant either waiving or being ineligible for any and all benefits under the PNM Resources, Inc. Employee Retention Plan, including any amendments thereto, or any successor change in control severance benefit plans otherwise available to the Participant. The Company does not intend to provide any Participant with benefits under both this Plan and benefits under any other severance, retention or change in control plans or agreements sponsored by the Company or any affiliate.

                                   ARTICLE V
                                   ---------
                               RETENTION BENEFITS
                               ------------------

         5.1 Retention Benefits. Participants satisfying the eligibility requirements set forth in Section 4.2 (Eligibility for Benefits) who sign the Release Agreement required by Section 4.3 (Release Agreement) shall be entitled to the following retention benefits:

             (a) Severance Pay. The Company shall pay the Participant, as a retention benefit, an amount as set forth below based upon the Participant's highest position held with the Company during the Protection Period:

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        POSITION                             SEVERANCE PAY
        --------                             -------------
        Class I Officer                      3.0 times Base Compensation
        Class II Officer                     2.0 times Base Compensation

             (b) Officer Incentive Plan. Upon termination, a Participant shall receive a pro-rata award of the Participant's highest target incentive under the Officer Incentive Plan as in effect during the Protection Period. Unless otherwise stated in the Officer Incentive Plan, the "target" award is 50% of the maximum award.

             (c) Medical, Dental and Vision Coverage. The Company shall arrange to provide medical, dental and vision coverages substantially similar to those the Participant was receiving prior to the Notice of Termination for a period of thirty (30) months for Class I Officers and a period of twenty-four (24) months for Class II Officers. Participant contributions that were required for participation in the Benefits My Way Plan Program 2 (Medical Program), Program 3 (Dental Program) and Program 14 (Vision Program) will continue to be required during the continuation period.

             (d) Credit for Non-participation in Benefits My Way Plan, Program 2 (Medical Program). A Participant receiving a credit for not participating in Program 2 (Medical Program) will continue to receive such credit for the applicable continuation period.

             (e) Life and Accidental Death and Dismemberment Insurance Benefits. The Company shall provide life and accidental death and dismemberment insurance benefits substantially similar to those the Participant was receiving prior to the Notice of Termination for a period of thirty (30) months for Class I Officers and a period of twenty-four (24) months for Class II Officers.

             (f) Supplemental Retirement Benefits. As of the Termination Date, Participants shall receive the following supplemental retirement benefits payable in one lump sum:

                      (1) The cash equivalent of the present value of the incremental benefit the Participant would receive under the PNM Resources, Inc. Employees' Retirement Plan if his or her service and age were increased by the number of years equal to the multiplier used to determine severance pay in
Section 5.1(a) (Retention Benefits - Severance Pay), above; plus

                      (2) The cash equivalent of the present value of the early retirement reduction based on the number of years equal to the multiplier used to determine severance pay in Section 5.1(a) (Retention Benefits - Severance
Pay), above; plus

                      (3) The cash equivalent of Company contributions to the Participant's Retirement Savings Plan account in the amount of seven and a half percent (7.5%) of eligible compensation times the period which corresponds to the number of years equal to the multiplier used to determine severance pay in
Section 5.1(a) (Retention Benefits - Severance Pay), above.


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         5.2 Payment Form and Date. The payments provided for herein shall be made in the form of a lump sum distribution not later than the fifth (5th) day following the later of the Participant's Termination Date, or the date of delivery by the Participant of an executed and unrevoked Release Agreement. If the amount of such payment cannot be finally determined on or before such day, the Company shall pay to the Participant on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payment and shall pay the remainder of such payments, together with interest at a rate equal to the applicable federal rate determined pursuant to Section 1274(b)(2)(B) compounded semiannually (the "Semiannual AFR") as soon as the amount thereof can be determined but in no event later than one (1) month after the Participant's Termination Date. If the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Participant. This loan shall be payable on the tenth (10th) day after demand by the Company, together with interest at a rate equal to the Semiannual AFR.

         5.3 Full Funding of Certain Nonqualified Retirement Benefits. As a condition to the closing of a Change in Control transaction, the Company shall fully fund the Public Service Company of New Mexico and Paragon Resources, Inc. Deferred Compensation Trust Agreement and the Trust Agreement between PNM Resources, Inc. and Fiduciary International of Delaware (commonly known as the "Rabbi Trusts"), which provide a funding mechanism for certain plans. Such plans include, but are not limited to the following: the Executive Savings Plan, the Accelerated Management Performance Plan, the Service Bonus Plan, the OBRA '93 Plan, the Section 415 Plan, and various individual supplemental employee retirement agreements.

         5.4 Reimbursement of Legal Fees. The Company also shall pay to a Participant who is entitled to receive benefits pursuant to Section 4.2 (Eligibility for Benefits) reasonable legal fees and expenses incurred as a result of a termination or Constructive Termination under the terms of this Plan (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or constructive termination or in seeking to obtain or enforce any right or benefit provided by this Plan or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made at the later of the: (a) applicable twenty-four (24) month or thirty (30) month period specified above; or (b) within five (5) days after a Participant's notice of request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         5.5 Offsetting Benefits. Benefits otherwise receivable by the Participant pursuant to this Article 5 shall be reduced to the extent comparable benefits are actually received by the Participant from another employer of the Participant during the applicable twenty-four (24) or thirty (30) month period following his or her Termination Date. Any such benefits actually received by the Participant from another employer shall be reported by the Participant to the Company.

         5.6 Tax Gross-Up.

                  (a) General Rule. If the "Total Payments" made to a Participant under this Plan result in an excise tax being imposed pursuant to
Section 4999 of the Code, the Company will provide the Participant with a "Gross-Up Payment," calculated in accordance with the provisions of this Section 5.6.

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                      (1) Total Payments. Total Payments as used in this Section
5.6, means any payments in the nature of compensation (as defined in Code
Section 280G and the regulations adopted thereunder), made pursuant to this Plan or otherwise, to or for the Participant's benefit, the receipt of which is contingent on a "change in the ownership or effective control" of the Company, or a "change in the ownership of a substantial portion of the assets" of the Company (as these phrases are defined in Code Section 280G and the regulations adopted thereunder) and to which Code Section 280G applies.

                      (2) Gross-Up Payment. Except as otherwise noted below, the Gross-Up Payment will consist of a single lump sum payment and will be in such an amount that after the Participant has paid (1) the "total presumed federal and state taxes" and (2) the excise taxes imposed by Code Section 4999 with respect to the Gross-Up Payment (and any interest or penalties actually imposed), the Participant retains an amount of the Gross-Up Payment equal to the remaining excise taxes imposed by Code Section 4999 on the Participant's Total Payments (calculated before the Gross-Up Payment). For purposes of calculating the Gross-Up Payment, a Participant's actual federal and state income taxes will not be used. Instead, the Company will use the Participant's "total presumed federal and state taxes." For purposes of this Plan, a Participant's "total presumed federal and state taxes" shall be conclusively calculated using a combined tax rate equal to the sum of the maximum marginal federal and applicable state income tax rates and the hospital insurance (or "HI") portion of F.I.C.A. Based on the rates in effect for 2003 for a New Mexico resident, the "total presumed federal and state tax rate" is 44.15% (35% federal income tax rate plus 7.7% New Mexico state income tax rate plus 1.45% HI tax rate). The state tax rate for the Participant's actual principal place of residence will be used and no adjustments will be made for the deduction of state taxes on the federal return, any deduction of federal taxes on a state return, the loss of itemized deductions or exemptions, or for any other purpose.

                  (b) Calculations. The Company, at its sole expense, will retain a "Consultant" to advise the Company with respect to the applicability of any Code Section 4999 excise tax with respect to a Participant's Total Payments. The Consultant shall be a law firm, a certified public accounting firm, and/or a firm nationally recognized as providing executive compensation consulting services. All determinations concerning whether a Gross-Up Payment is required pursuant to Section 5.6(a) (Tax Gross-up - General Rule) and the amount of any Gross-Up Payment (as well as any assumptions to be used in making such determinations) shall be made by the Consultant selected pursuant to this Section. The Consultant shall provide the Participant and the Company with a written notice of the amount of the excise taxes that the Participant is required to pay and the amount of the Gross-Up Payment. The notice from the Consultant shall include any necessary calculations in support of its conclusions. All fees and expenses of the Consultant shall be borne by the Company. Any Gross-Up Payment shall be made by the Company within ten (10) calendar days after the mailing of such notice.


                  (c) Determination Binding. As a general rule, the Consultant's determination shall be binding on the Participant and the Company. The application of the excise tax rules of Code Section 4999, however, is complex and uncertain and, as a result, the Internal Revenue Service may disagree with the Consultant concerning the amount, if any, of the excise taxes that are due. If the Internal Revenue Service determines that excise taxes are due, or that the amount of the excise taxes that are due is greater than the amount determined by the Consultant, the Gross-Up Payment will be recalculated by the Consultant to reflect the actual excise taxes that the Participant is required to pay (and any related interest and penalties). Any deficiency will then be paid to the Participant by the Company within fifteen (15) calendar days of the receipt of the revised calculations from the Consultant. If the Internal Revenue Service determines that the amount of excise taxes that the Participant paid exceeds the amount due, the Participant shall return the excess to the Company (along with any interest paid to the Participant on the overpayment) immediately upon receipt from the Internal Revenue Service or other taxing authority.

                  (d) Right to Challenge Reserved. The Company reserves the right to challenge any excise tax determinations made by the Internal Revenue Service. If the Company agrees to indemnify the Participant from any taxes, interest and penalties that may be imposed upon the Participant (including any taxes, interest and penalties on the amounts paid pursuant to the Company's indemnification agreement), the Participant must cooperate fully with the Company in connection with any such challenge. The Company shall bear all costs associated with the challenge of any determination made by the Internal Revenue Service and the Company shall control all such challenges. The additional Gross-Up Payments called for by Section 5.6(c) (Tax Gross-Up Determination Binding) shall not be made until the Company has either exhausted its (or Participant's) rights to challenge the determination or indicated that it intends to concede or settle the excise tax determination.

                  (e) Notification. The Participant shall notify the Company in writing of any claim or determination by the Internal Revenue Service that, if upheld, would result in the payment of excise taxes in amounts different from the amount initially specified by the Consultant. Such notice shall be given as soon as possible but in no event later than fifteen (15) calendar days following your receipt of notice of the Internal Revenue Service's position.

                  (f) Effect of Repeal or Inapplicability. If the provisions of Code Sections 280G and 4999 are repealed without succession, then this Section
5.6 shall be of no further force or effect. Moreover, if the provisions of Code Sections 280G and 4999 do not apply to impose the excise tax on payments made under this Plan, then the provisions of this Section 5.6 shall not apply.

         5.7 Minimum Officer Incentive Plan Payout. Notwithstanding anything in this Plan to the contrary, for purposes of the retention benefits provided by this Plan, a Participant who is not terminated shall receive an annualized award equal to the Participant's target incentive under the Officer Incentive Plan at the end of the year in which a Change in Control occurs.

         5.8 Additional Benefits Under Other Plans. Additional benefits may be provided to Participants upon a Change in Control through other programs sponsored by the Company.

                                   ARTICLE VI
                                   ----------
                               PLAN ADMINISTRATION
                               -------------------

         6.1 Plan Administration. The Committee shall administer the Plan. The Committee shall be the "Named Fiduciary" for purposes of ERISA and shall have the authority to control, interpret and construe the Plan and manage the operations thereof. Any such interpretation and construction of any provisions of this Plan by the Committee shall be final. The Committee shall, in addition to the foregoing, exercise such other powers and perform such other duties as it may deem advisable in the administration of the Plan. The Committee may delegate some (or all) of its authority hereunder to the Benefits Department. The Committee also may engage agents and obtain other assistance from the Company, including Company counsel. The Committee shall not be responsible for any action taken or not taken on the advice of legal counsel. The Committee is given specific authority to allocate and revoke responsibilities among its members or designees. When the Committee has allocated authority pursuant to the foregoing, the Committee shall not be liable for the acts or omissions of the party to whom such responsibility has been allocated, except to the extent provided by law.

         6.2 Claims Procedures.

             (a) Initial Claim. A claim for benefits under this Plan must be submitted to the senior human resources office of the Company (the "Human Resources officer"). If the claimant is the Human Resources Officer, a claim for benefits under this Plan must b submitted to President o the Company and the term "Human Resources Officer" as used in paragraph (1) below shall be replaced with the term "President."

                 (1) Notice of Decision. Written notice of the disposition of the claim shall be furnished to the claimant within a reasonable period of time, but not later than ninety (90) days after receipt of the claim by the Human Resources Officer, unless the Human Resources Officer determines that special circumstances require an extension of time for processing the claim. If the Human Resources Officer determines that an extension is required, written notice (including an explanation of the special circumstances requiring an extension and the date by which the Human Resources Officer expects to render the benefits determination) shall be furnished to the claimant prior to the termination of the original ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. If the claim is denied, the notice required pursuant to this Section shall set forth the following:

                      (i) The specific reason or reasons for the adverse determination;

                      (ii) Special reference to the specific Plan provisions upon which the determination is based;

                      (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                      (iv) An explanation of the Plan's appeal procedure and the time limits applicable to an appeal, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA.

             (b) Appeal Procedures. Every claimant shall have the right to appeal an adverse benefits determination to the Committee (including, but not limited to, whether the Participant's termination was for Cause). Such appeal may be accomplished by a written notice of appeal filed with the Committee within sixty (60) days after receipt by the claimant of written notification of the adverse benefits determination. Claimants shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. Claimants will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits, such relevance to be determined in accordance with Section 6.2(c) (Claims Procedures - Definition of Relevant). The appeal shall take into account all comments, documents, records, and other information submitted by claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  (1) Notice of Decision. Notice of a decision on appeal shall be furnished to the claimant within a reasonable period of time, but not later than sixty (60) days after receipt of the appeal by the Committee unless the Committee determines that special circumstances (such as the need to hold a hearing if the Committee determines that a hearing is required) require an extension of time for processing the claim. If the Committee determines that an extension is required, written notice (including an explanation of the special circumstances requiring an extension and the date by which the Committee expects to render the benefits determination) shall be furnished to the claimant prior to the termination of the original sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty
(60) day period. The notice required by the first sentence of this Section shall be in writing, shall be set forth in a manner calculated to be understood by the claimant and, in the case of an adverse benefit determination, shall set forth the following:

                      (i) The specific reason or reasons for the adverse determination;

                      (ii) Reference to the specific Plan provisions upon which the determination is based;

                      (iii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, such relevance to be determined in accordance with Section 6.2(c) (Claims Procedures - Definition of Relevant), below; and

                      (iv) An explanation of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

             (c) Definition of Relevant. For purposes of this Section, a document, or other information shall be considered "relevant" to the claimant's claim if such document, record or other information:

                 (1) Was relied upon in making the benefit determination;

                 (2) Was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or

                 (3) Demonstrates compliance with the administrative processes and safeguards required pursuant to this Section 6.2 on making the benefit determination.

             (d) Decisions Final; Procedures Mandatory. To the extent permitted by law, a decision on review or appeal shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan. The Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

             (e) Time For Filing Legal Or Equitable Action. Any legal or equitable action filed in connection with the Plan by a person claiming rights under the Plan must be commenced not later than the earlier of: (1) the shortest applicable statute of limitations provided by law; or (2) two (2) years from the date the written copy of the Committee's decision on review is delivered to the claimant in accordance with Section 6.2(b)(1)(i) (Claims Procedures - Appeal Procedures - Notice of Decision).

                                  ARTICLE VII
                                  -----------
                          SUCCESSORS, BINDING AGREEMENT
                          -----------------------------

         7.1 Successors. The Company will negotiate to require any independent successor to all or substantially all of the assets of the Company to provide written confirmation, within thirty (30) days of the effective date of the Change in Control, of its agreement to assume and perform the Company's obligations pursuant to this Plan.

         7.2 Binding Agreement. Subject to the right of the Company to amend or terminate this Plan, and the Committee's right to interpret this Plan, this Plan shall be for the benefit of and be enforceable by, a Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                                  ARTICLE VIII
                                  ------------
                                     NOTICE
                                     ------

         8.1 General. For the purpose of this Plan, and except as specifically set forth herein, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the Participant at his or her last known address, and to the Company at Alvarado Square, Albuquerque, New Mexico, 87158, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                                   ARTICLE IX
                                   ----------
                            AMENDMENT AND TERMINATION
                            -------------------------

         9.1 Amendment and Termination. The Plan may be amended, in whole or in part, or terminated at any time, subject to the following exceptions:

             (a) No amendment or termination of this Plan shall impair or abridge the obligations of the Company already incurred.

             (b) No amendment or termination of this Plan shall affect the rights of a Participant who terminated employment before the effective date of such amendment or termination and who subsequently satisfied the eligibility provisions of this Plan.

             (c) If a Change in Control occurs within twenty-four (24) months following the later of the adoption or effective date of the amendment or termination of the Plan, or during the Protection Period triggered by that Change in Control, the amendment or termination shall be disregarded and this Plan will revive and continue for the Protection Period to the extent that such amendment or termination impairs or abridges the rights or benefits of an employee of the Company who was a Participant upon the effective date of such Plan amendment or termination.

             (d) If the Protection Period has begun, the Plan shall continue and may not be terminated during the Protection Period.

             (e) Notwithstanding the foregoing, the Plan may be amended at will at any time and from time to time by the Company to reflect changes necessary due to revisions to, or interpretations of: (1) ERISA, as amended; (2) Code Sections 280G or 4999; or (3) any other provision of applicable state or federal law.

                                   ARTICLE X
                                   ---------
                                  MISCELLANEOUS
                                  -------------

             10.1 Governing Law. The laws of the State of New Mexico shall govern the validity, interpretation, construction and performance of this Plan, except to the extent preempted by federal law.

             10.2 Withholding. Any payments provided for hereunder shall be paid subject to any applicable withholding required under federal, state or local law.

             10.3 No Right of Assignment. Neither a Participant nor any person taking on behalf of a Participant may anticipate, assign or alienate (either by law or equity) any benefit provided under the Plan and the Company shall not recognize any such anticipation, assignment or alienation. Furthermore, to the extent permitted by law, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

             10.4 Survival of Rights. In addition to the limitations on termination of this Plan set forth in Section 9.1 (Amendment and Termination), any obligations of the Company to make payments that have been due to Participants who have, at the time of expiration of the Plan, satisfied the eligibility requirements pursuant to Articles 4 and 5 above during the term hereof, shall survive the termination of this Plan.

             10.5 No Employment Contract. Notwithstanding anything to the contrary contained in this Plan, by the execution of this Plan the Company does not intend to change the employment-at-will relationship with any of its employees. Instead, the Company retains its absolute right to terminate any employee at any time.

             10.6 Mitigation of Benefits. A Participant shall not be required to mitigate the amount of payment provided for in Article 5 by seeking other employment or otherwise, nor, except as specifically provided in Article 5, shall the amount of any payment or benefit provided for in Article 5 be reduced by: (a) any compensation earned by the Participant as the result of employment by another employer; (b) by retirement benefits; or (c) offsets against any amount claimed to be owed by the Participant to the Company.

             10.7 Service of Process. The Secretary of the Company shall be the agent for service of process in matters relating to this Plan.

             10.8 Headings. The headings and subheadings in this Plan are inserted for convenience and reference only and are not to be used in construing this Plan or any provision hereof.

             10.9 Gender and Number. Where the context so requires, words in the masculine gender shall include the feminine and neutral genders, the plural shall include the singular, and the singular shall include the plural.

             10.10 ERISA Plan. This Plan shall be interpreted as, and is intended to qualify as, a severance pay plan under ERISA, and therefore does not constitute an employee pension benefit plan pursuant to Section 3(2) of ERISA.

             10.11 Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized representative on this _21st__ day of _October__, 2003.

                                  PNM RESOURCES, INC.


                                  By: ___/s/  Alice A. Cobb_____________________

                                  Its:___Senior Vice President,_________________

                                      ___People Services & Development__________

                                TABLE OF CONTENTS


                                    ARTICLE I
                                     PURPOSE

1.1      GENERAL...........................................................1

                                   ARTICLE II
                                   DEFINITIONS

2.1      GENERAL...........................................................2

2.2      OTHER DEFINED TERMS...............................................6

                                   ARTICLE III
                                  TERM OF PLAN

3.1      TERM OF PLAN......................................................6

3.2      REVERSION TO PRIOR PROVISIONS OF THE PLAN.........................6

                                   ARTICLE IV
                       ELIGIBILITY FOR RETENTION BENEFITS

4.1      ELIGIBILITY TO PARTICIPATE........................................7

4.2      ELIGIBILITY FOR BENEFITS..........................................7

4.3      RELEASE AGREEMENT.................................................8

4.4      NO DUPLICATION OF BENEFITS........................................8

                                    ARTICLE V
                               RETENTION BENEFITS

5.1      RETENTION BENEFITS................................................8

5.2      PAYMENT FORM AND DATE............................................10

5.3      FULL FUNDING OF CERTAIN NONQUALIFIED RETIREMENT BENEFITS.........10

5.4      REIMBURSEMENT OF LEGAL FEES......................................10

5.5      OFFSETTING BENEFITS..............................................10

5.6      TAX GROSS-UP.....................................................10

5.7      MINIMUM OFFICER INCENTIVE PLAN PAYOUT............................12

5.8      ADDITIONAL BENEFITS UNDER OTHER PLANS............................12

                                   ARTICLE VI
                               PLAN ADMINISTRATION

6.1      PLAN ADMINISTRATION..............................................13

6.2      CLAIMS PROCEDURES................................................13

                                   ARTICLE VII
                          SUCCESSORS, BINDING AGREEMENT

                                   (continued)


7.1      SUCCESSORS.......................................................15

7.2      BINDING AGREEMENT................................................15

                                  ARTICLE VIII
                                     NOTICE

8.1      GENERAL..........................................................15

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

9.1      AMENDMENT AND TERMINATION........................................16

                                    ARTICLE X
                                  MISCELLANEOUS

10.1     GOVERNING LAW....................................................16

10.2     WITHHOLDING......................................................16

10.3     NO RIGHT OF ASSIGNMENT...........................................16

10.4     SURVIVAL OF RIGHTS...............................................16

10.5     NO EMPLOYMENT CONTRACT...........................................17

10.6     MITIGATION OF BENEFITS...........................................17

10.7     SERVICE OF PROCESS...............................................17

10.8     HEADINGS.........................................................17

10.9     GENDER AND NUMBER................................................17

10.10    ERISA PLAN.......................................................17

10.11    VALIDITY.........................................................17



                                       ii